UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2011

HIGHLAND BUSINESS SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34642	20-1607874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Avenida Fabricante, Suite 100 San Clemente, California	92672
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 276-5428

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE – Following the initial filing of this Form 8-K, the Registrant discovered that the cover page has the Registrant’s old address and phone number. The Registrant is amending this Form 8-K to include the new address of its principal executive office and phone number. No disclosure was changed as a result of the error.

Section 8 – Other Events

Item 8.01 Other Events.

On March 2, 2011, the Registrant’s wholly-owned subsidiary Elevate Marketing Group, LLC (“Elevate”) issued a press release announcing the availability of The Stack™, for businesses and consumers throughout southern California. The Stack™ includes all four of the most popular premium digital services into a bundled platform, delivered over a one hundred percent (100%) wireless network.

A copy of the press release is filed as Exhibit 99.2 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.2	Press Release announcing The Stack™ –Dated March 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND BUSINESS SERVICES, INC.

By: /s/ Wright Thurston
Wright Thurston, Chief Executive Officer

Date: March 3, 2011